NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Carrie O'Connor
April 25, 2019	Senior Director of Communications
coconnor@fhlbi.com | 317.465.0469

Federal Home Loan Bank of Indianapolis Declares Dividends, Reports Earnings

Indianapolis, IN…Today the Board of Directors of the Federal Home Loan Bank of Indianapolis ("FHLBank Indianapolis" or "Bank") declared its first quarter 2019 dividends on Class B-1 and Class B-2 capital stock at annualized rates of 5.50% and 4.40%, respectively. The dividends will be paid in cash on April 26, 2019.

Earnings Highlights

Net income for the first quarter of 2019 was $33 million, a decrease of $15 million compared to the same quarter in the prior year, primarily due to hedging losses resulting from derivatives in a fair value relationship.1 In accordance with an amendment to accounting guidance effective January 1, 2019, hedging gains (losses) on qualifying fair value hedging relationships are reported prospectively in net interest income instead of other income. As a result, net interest income2 after provision for credit losses for the first quarter of 2019 was reduced by $14 million.

In general, we hold the derivatives and associated hedged items to the maturity, call, or put date. As a result, we expect to recover nearly all of the net losses on these financial instruments over the remaining contractual terms of the hedged items.

Affordable Housing Program Allocation 3

As a direct result of the earnings for the first quarter of 2019, FHLBank Indianapolis allocated $4 million to its Affordable Housing Program ("AHP"), which provides grant funding to support housing for low- and moderate-income families in Michigan and Indiana. Full year 2019 AHP allocations will be available to the Bank's members in 2020 to help address their communities' affordable housing needs, including construction, rehabilitation, accessibility improvements and homebuyer down-payment assistance.

[1]
FHLBank Indianapolis uses interest-rate swaps to hedge the risk of changes in the fair value of certain of its advances, available-for-sale securities and consolidated obligations. These derivatives are designated as fair value hedges. Changes in the estimated fair value of the derivative and, to the extent these relationships qualify for hedge accounting, changes in the fair value of the hedged item that are attributable to the hedged risk are recorded in earnings.

[2]
FHLBank Indianapolis earns interest income on advances to and mortgage loans purchased from its Michigan and Indiana member financial institutions, as well as on long- and short-term investments. Net interest income is primarily determined by the spread between the interest earned on those assets and the interest cost of funding with consolidated obligations.

[3]	Each year FHLBanks allocate to the AHP 10% of earnings, which is defined as income before assessments, plus interest expense on mandatorily redeemable capital stock.

Balance Sheet Highlights

Total assets at March 31, 2019 were $66.4 billion, an increase of $1.0 billion, or 1%, from December 31, 2018, primarily driven by purchases of investment securities.

Advances 4

Advances outstanding at March 31, 2019 totaled $32.8 billion, a net increase of $102 million, or less than 1%, from December 31, 2018.

Advances to depository members - comprising commercial banks, savings institutions and credit unions - decreased by 3%. Advances to insurance company members increased by 4%. Advances to depository institutions, as a percent of total advances outstanding, were 51% at March 31, 2019, while advances to insurance companies were 49%.

Mortgage Loans Held for Portfolio 5

Mortgage loan purchases from members for the first quarter of 2019 totaled $258 million. Mortgage loans held for portfolio at March 31, 2019 totaled $11.4 billion, a net increase of $13 million, or less than 1%, from December 31, 2018.

Liquidity Portfolio 6

The liquidity portfolio at March 31, 2019 totaled $7.9 billion, an increase of $299 million, or 4%, from December 31, 2018. However, the mix of the portfolio has changed. During the first quarter of 2019, the Bank began purchasing trading securities, consisting solely of U.S. Treasury securities, which totaled $1.1 billion at March 31, 2019. Accordingly, cash and short-term investments decreased by $823 million, or 11%, to $6.8 billion.

Consolidated Obligations 7

FHLBank Indianapolis' consolidated obligations outstanding at March 31, 2019 totaled $61.6 billion, a net increase of $469 million, or 1%, from December 31, 2018. The increase in consolidated obligations supported the Bank's growth in assets.

Capital 8

Total capital at March 31, 2019 was $3.1 billion, a net increase of $88 million, or 3%, from December 31, 2018, primarily due to additional capital stock issued and comprehensive income, partially offset by dividends to shareholders.

The Bank's regulatory capital9-to-assets ratio at March 31, 2019 was 4.89%, which exceeds all applicable regulatory capital requirements.

[4]	Advances are secured loans that FHLBank Indianapolis provides to its member institutions.

[5]	FHLBank Indianapolis purchases mortgage loans from its members to support its housing mission, provide an additional source of liquidity to its members, and diversify its investments.

[6]	The Bank's liquidity portfolio consists of cash, interest-bearing deposits, securities purchased under agreements to resell, federal funds sold and trading securities.

[7]
The primary source of funds for FHLBank Indianapolis, and for the other Federal Home Loan Banks ("FHLBanks"), is the sale of FHLBanks' consolidated obligations in the capital markets. FHLBank Indianapolis is the primary obligor for the payment of the principal and interest on the consolidated obligations issued on its behalf; additionally, it is jointly and severally liable with each of the other FHLBanks for all of the FHLBanks' consolidated obligations outstanding.

[8]	FHLBank Indianapolis is a cooperative whose member financial institutions and former members own all of its capital stock as a condition of membership and to support outstanding credit products.

[9]	Total regulatory capital consists of capital stock, mandatorily redeemable capital stock and retained earnings.

All amounts referenced above and in the following table are unaudited. More detailed information about FHLBank Indianapolis' financial results for the first quarter will be included in the Bank's Quarterly Report on Form 10-Q, which we intend to file by mid-May.

Federal Home Loan Bank of Indianapolis
Financial Highlights (unaudited)
($ amounts in millions, as rounded)

	Three Months Ended March 31, 2019
Condensed Statements of Income	2019	2018
Net interest income after provision for credit losses	$57	$70
Other income (loss)	3	6
Other expenses	23	22
AHP assessments	4	6
Net income	$33	$48

Condensed Statements of Condition	March 31, 2019	December 31, 2018
Advances	$32,830	$32,728
Mortgage loans held for portfolio, net	11,398	11,385
Cash and short-term investments	6,787	7,610
Investment securities and other assets (1)	15,368	13,689
Total assets	$66,383	$65,412

Consolidated obligations	$61,630	$61,161
Mandatorily redeemable capital stock	174	169
Other liabilities	1,440	1,031
Total liabilities	63,244	62,361

Capital stock (2)	1,985	1,931
Retained earnings (3)	1,084	1,078
Accumulated other comprehensive income	70	42
Total capital	3,139	3,051

Total liabilities and capital	$66,383	$65,412

Total regulatory capital (4)	$3,243	$3,178

Regulatory capital-to-assets ratio	4.89%	4.86%

(1)	Includes trading, held-to-maturity and available-for-sale securities.

(2)	Putable by members at par value.

(3)	Includes restricted retained earnings at March 31, 2019 and December 31, 2018 of $229 million and $222 million, respectively.

(4)	Consists of total capital less accumulated other comprehensive income plus mandatorily redeemable capital stock.

Safe Harbor Statement

This document may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 concerning plans, objectives, goals, strategies, future events or performance. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" or the negative of these terms or comparable terminology. Any forward-looking statement contained in this document reflects FHLBank Indianapolis' current beliefs and expectations. Actual results or performance may differ materially from what is expressed in any forward-looking statements.

Any forward-looking statement contained in this document speaks only as of the date on which it was made. FHLBank Indianapolis undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Readers are referred to the documents filed by the Bank with the U.S. Securities and Exchange Commission, specifically reports on Form 10-K and Form 10-Q, which include factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov.

###

Building Partnerships. Serving Communities.
FHLBank Indianapolis is a regional bank included in the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for their member financial institutions, with particular attention paid to providing solutions that support the housing and small business needs of members' customers. FHLBanks are privately capitalized and funded, and receive no Congressional appropriations. FHLBank Indianapolis is owned by its Indiana and Michigan financial institution members, which include commercial banks, credit unions, insurance companies, savings institutions and community development financial institutions. For more information about FHLBank Indianapolis, visit www.fhlbi.com.

4